Exhibit 10.1
NORTHROP GRUMMAN CORPORATION
1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(As Amended and Restated January 1, 2010)
1.       Purpose; Effect of Plan Restatement
          (a)        The purpose of the Northrop Grumman Corporation 1993 Stock Plan for Non-Employee Directors (the “Plan”) is to promote the long-term growth and financial success of Northrop Grumman Corporation (the “Company”) by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.
          (b)        The Plan is amended and restated as set forth herein effective as of January 1, 2010. The terms of the Plan as in effect on December 31, 2004 shall continue to apply to any benefits “earned and vested” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”) under the Plan on such date, including any Stock Units that are subject to deferral elections made under the Plan, prior to such date. The term “Stock Units” as used in this restatement of the Plan and any provisions of the Plan applicable to such Stock Units refers only to Stock Units that are credited under the Plan on or after June 1, 2005.
2.       Term
          The Plan originally became effective upon the approval by the stockholders of the Company. The Plan shall operate and shall remain in effect until terminated by action of the Company’s Board of Directors (the “Board”).
3.       Plan Operation
          The Plan and transactions hereunder in respect of Company equity securities are intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”) to the maximum extent possible under Rule 16b-3 promulgated thereunder. Except as specifically provided for herein, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any administrative or interpretive actions are required under the Plan, such actions shall be undertaken by the Compensation Committee (or any successor committee) of the Board (the “Committee”).
4.       Eligibility
          Only directors of the Company who are not employees of the Company or any subsidiary of the Company (“Eligible Directors”) shall participate in the Plan.
5.       Shares of Common Stock Subject to the Plan
          The maximum number of shares of common stock of the Company (“Common Stock”) that shall be reserved for issuance under the Plan shall be 175,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 6 of the Plan. The shares of Common Stock to be issued pursuant to the Plan may be, at the election of the Company, either authorized and unissued shares or treasury shares, and no fractional shares shall be issued under the Plan. Shares of Common Stock that are paid in settlement of (i) Stock Units (as defined herein) automatically credited in respect of fifty percent (50%) of the amount of an Eligible Director’s Annual Retainer (as defined herein) scheduled to be paid on any Crediting Date (as defined herein) and (ii) Stock Units credited in respect of any remaining amount of an Eligible Director’s Annual Retainer that the Eligible Director elects to have credited as Stock Units in lieu of receiving a cash payment shall be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Shares of Common Stock that are paid in settlement of any Stock Units credited to an Eligible Director’s account other than those Stock Units described in the preceding sentence shall be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Company’s 1995 Stock Plan for Non-Employee Directors, as amended (or such other equity plan of the Company that permits the grant of Stock Units to be paid from the shares of Common Stock available thereunder to Eligible Directors).
6.       Adjustments and Reorganizations
          (a)        Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Board shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Stock Units (including the specific maximum share limit set forth in Section 5 above), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Stock Units, and/or (3) the securities, cash or other property deliverable upon payment of any outstanding Stock Units, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Stock Units. The Board may also prospectively make such similar appropriate adjustment in the calculation of Fair Market Value (as defined in Section 7) as it deems necessary to preserve (but not increase) Eligible Directors’ rights under the Plan.
          (b)        It is intended that, if possible, any adjustments contemplated by the preceding Section 6(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. Any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to Section 6(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.       Fair Market Value
          Fair Market Value for all purposes under the Plan shall mean the average (rounded up to the nearest cent) of the closing price on the last day of the month of a share of Common Stock for each of the preceding twelve calendar months, or shorter period as may be applicable, as reported on the composite tape for securities listed on the New York Stock Exchange.
8.       Grants of Stock Units
          (a)        The annual cash retainer payable to each Eligible Director for services as a director (the “Annual Retainer”) and, for any Eligible Director who so elects pursuant to Section 8(b), any fees payable for service on Board committees, for service as lead independent director or for extraordinary services (the “Other Annual Retainers”), shall be payable in the form of a credit of Stock Units under the Plan pursuant to and to the extent provided by the Plan. As used herein, a “Stock Unit” is a non-voting unit of measurement which is credited to a bookkeeping account and deemed for purposes of the Plan to be equivalent in value to one outstanding share of Common Stock. The Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Eligible Director pursuant to Section 9.
          (b)        On or as soon as practicable after any date on or after June 1, 2005 on which a quarterly payment of the Annual Retainer or Other Annual Retainers is to be paid (each, a “Crediting Date”), each Eligible Director’s account under the Plan will be automatically credited with a number of Stock Units equal to fifty percent (50%), or such greater percentage as may be established by the Committee for any calendar year prior to the beginning of such calendar year, of the amount of the Annual Retainer scheduled to be paid to such Eligible Director on such Crediting Date, divided by the Fair Market Value of a share of Common Stock on the Crediting Date (the “Automatic Stock Units”). The remaining amount of the Annual Retainer and one hundred percent (100%) of the amount of any Other Annual Retainers scheduled to be paid to such Eligible Director on such Crediting Date will be paid to the Eligible Director in cash; provided, however, that the Eligible Director may elect in advance to have all or any portion of the remaining Annual Retainer and all or any portion of such Other Annual Retainers credited as Stock Units to his or her account under the Plan in lieu of such cash payment (the “Elective Stock Units”). Any such election to receive Elective Stock Units in lieu of a cash payment under the foregoing proviso must be made, on a form and in a manner prescribed by the Committee, prior to the beginning of the calendar year to which such Annual Retainer or any Other Annual Retainers relate. The number of Elective Stock Units to be credited pursuant to such election shall be determined based on the Fair Market Value of a share of Common Stock on the Crediting Date.
9.       Payment of Stock Units
          (a)        All Stock Units shall be paid in an equivalent number of shares of Common Stock. All Stock Units shall be paid on or within 30 days after the Eligible Director’s Separation from Service; provided, however, that the Eligible Director may elect in advance to have all or any portion of any Automatic Stock Units credited for calendar years following the calendar year in which the Eligible Director has received at least five (5) years worth of Automatic Stock Units and all or any portion of any Elective Stock Units paid upon the earlier of (i) the Eligible Director’s Separation from Service or (ii) a calendar year specified by the Eligible Director in his or her election (which year may be no earlier than the year after the calendar year to which the deferred Annual Retainer or Other Annual Retainers, as the case may be, relate). Any such election to receive payment of an Annual Retainer or Other Annual Retainer upon the earlier of a

Separation from Service or a specified calendar year under the foregoing proviso must be made, on a form and in a manner prescribed by the Committee, prior to the beginning of the calendar year to which such Annual Retainer or any Other Annual Retainers relate. If the Eligible Director makes such an election to receive payment upon the earlier of a Separation from Service or a specified calendar year and payment is triggered (1) by the occurrence of the specified calendar year, the applicable Stock Units will generally be paid in January of such calendar year, and shall in all cases be paid prior to the end of such calendar year, or (2) by the Separation from Service, the applicable Stock Units shall be paid on or within 30 days of the Separation from Service.
          (b)        Notwithstanding the foregoing Section 9(a), if an Eligible Director is a Key Employee as of his Separation from Service, any payment triggered by the Eligible Director’s Separation from Service shall be made on the first day of the seventh month following the date of his or her Separation from Service (or, if earlier, the date of his or her death). Such payment shall be subject to adjustment as provided in Section 6 and shall be in complete satisfaction of such Stock Units. For the avoidance of doubt, an Eligible Director shall continue to be eligible to receive additional credits of Stock Units as dividend equivalents pursuant to Section 10 during any period of time payment of the Eligible Director’s Stock Units is delayed pursuant to this Section 9(b).
          (c)        For purposes of this Section, the following terms shall have the meanings indicated below:
Affiliated Company. The Company and any other entity related to the Company under the rules of section 414 of the Code. The Affiliated Companies include Northrop Grumman Corporation and its 80%-owned subsidiaries and may include other entities as well.
Code. The Internal Revenue Code of 1986, as amended.
Key Employee. An employee treated as a “specified employee” under Code section 409A(a)(2)(B)(i) of the Company or an Affiliated Company (i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof)) if the Company’s or an Affiliated Company’s stock is publicly traded on an established securities market or otherwise. The Company shall determine in accordance with a uniform Company policy which participants are Key Employees as of each December 31 in accordance with IRS regulations or other guidance under Code section 409A, provided that in determining the compensation of individuals for this purpose, the definition of compensation in Treas. Reg. § 1.415(c)-2(d)(3) shall be used. Such determination shall be effective for the twelve (12) month period commencing on April 1 of the following year.
Separation from Service. A “separation from service” within the meaning of Code section 409A.
10.     Dividend Equivalents
          No later than sixty (60) days following each date that the Company pays an ordinary cash dividend on its outstanding Common Stock (if any ordinary cash dividends are paid), for which the related record date occurs on or after June 1, 2005 and prior to all of the Eligible Director’s Stock Units being paid pursuant to Section 9, the Eligible Director’s Stock Unit account shall be credited with additional Stock Units equal to (i) the number of outstanding and unpaid Stock Units credited to such account as of such record date, multiplied by (ii) the amount of the ordinary cash dividend paid by the Company on a share of Common Stock, divided by (iii) the Fair Market Value of a share of the Common Stock as of such record date.
11.     Restrictions on Transfer
          Stock Units shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by an Eligible Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. An Eligible Director may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon the death of the Eligible Director.
12.     Issuance of Certificates
          (a)       On each payment date described in Section 9, the Company shall issue stock certificates registered in the name of the Eligible Director representing the number of shares of Common Stock equivalent to Stock Units which are payable under the Plan with respect to such payment date.
          (b)       Whenever under the terms of the Plan a fractional share would be required to be issued, the fractional share shall be rounded up to the next full share.
          (c)       All shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including those of any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law.
          (d)       Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Common Stock under the Plan if, in the opinion of legal counsel, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, Federal and state securities laws, or the regulations of any stock exchange on which the Company’s securities may then be listed.
13.     Plan Amendment
          The Board or Committee may suspend or terminate the Plan or any portion of the Plan. The Board or Committee may also amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that (a) no such amendment may impair any Eligible Director’s right regarding any outstanding grants or Stock Units or other right to receive shares or cash payments under the Plan without his or her consent, and (b) no such amendment may cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.

14.     Unfunded Plan
          The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.
15.     Future Rights
          Neither the Plan, nor the granting of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Eligible Director or otherwise terminate his or her service as a director of the Company.
16.     Governing Law
          The Plan and all rights and obligations under the Plan shall be governed by, and construed in accordance with, the laws of the State of California and applicable Federal law.
17.     Successors and Assigns
          The Plan shall be binding on all successors and assigns of an Eligible Director, including, without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director’s creditors.
18.     Rights as a Stockholder
          The Eligible Director in whose name the certificates are registered shall have all of the rights of a stockholder with respect to such shares, including the right to vote the Common Stock and receive dividends and other distributions made on the Common Stock. Shares of Common Stock issued in respect of Stock Units credited under the Plan shall be fully paid and non-assessable.
19.     Construction
          The Plan shall be construed and interpreted to comply with, and avoid any tax or penalty or interest under, Section 409A. Notwithstanding Section 13 above, the Company reserves the right to amend the Plan and any outstanding grants under the Plan to the extent it reasonably determines is consistent with and necessary in order to preserve the intended tax consequences of the Stock Units, in light of Section 409A and any regulations or other guidance promulgated thereunder.